UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: August 9, 2018
(Date of earliest event reported)
AGILYSYS, INC.
(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1000 Windward Concourse, Suite 250, Alpharetta, Georgia	30005

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (770) 810-7800

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Agilysys, Inc. was held on August 9, 2018. The following matters were voted on. Voting results are, when applicable, reported by rounding fractional share voting up or down to the nearest round number.

1.    Seven Directors were elected to serve one-year terms expiring at the 2019 Annual Meeting of Shareholders. The vote results for Proposal 1 were as follows:

	For	Withheld	Broker Non-Votes
Donald Colvin	20,208,184	135,654	1,235,890
Melvin Keating	16,788,576	3,555,262	1,235,890
Keith Kolerus	19,421,172	922,666	1,235,890
Jerry Jones	20,135,152	208,686	1,235,890
Michael A. Kaufman	19,418,085	925,753	1,235,890
John Mutch	19,909,790	434,048	1,235,890
Ramesh Srinivasan	20,194,340	149,498	1,235,890

2.	The Company’s executive compensation for its named executive officers was approved. The vote results for Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
20,152,129	173,284	18,425	1,235,890

3.    The appointment of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019, was ratified. The vote results for Proposal 3 were as follows:

For	Against	Abstain
21,546,417	8,938	24,373

No proposal to adjourn or postpone the Annual Meeting was brought to vote, and no other business was brought before the Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/Kyle C. Badger
Kyle C. Badger
Senior Vice President, General Counsel and Secretary

Date: August 15, 2018